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                                                                            23.5

                                 ERNST & YOUNG

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement and related Prospectus of Cornerstone Properties, Inc. of our report dated December 13, 1996, with respect to the Statement of Revenue and Certain Expenses of One Lincoln Centre for the year ended December 31, 1995, included in the Current Report on Form 8-K/A Amendment No. 1 dated January 22, 1997, both filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
February 27, 1998